Exhibit 99.1
Nasdaq: DNDN Summary of Phase 3 IMPACT Trial Results Presented at AUA Meeting Webcast Conference Call April 28, 2009

PROVENGE(r) sipuleucel-T is an autologous active cellular immunotherapy that activates the immune system against prostate cancer P. 2

Randomized Phase 3 IMPACT Trial
(IMmunotherapy Prostate AdenoCarcinoma Treatment)


Asymptomatic or Minimally Symptomatic Metastatic Androgen Independent Prostate Cancer (N=512)
2:1
Sipuleucel-T
Q 2 weeks x 3
Placebo
Q 2 weeks x 3
PROGRESSION
Treated at Physician discretion
Treated at Physician discretion and/or Salvage Protocol
SURVIVAL

Primary endpoint: Overall Survival

Secondary endpoint: Time to Objective Disease Progression

DENDREON CORPORATION - Nasdaq: DNDN P. 3

IMPACT Phase 3 Study: Statistical Analysis Plan Stratification Factors Bisphosphonate use Primary Gleason score Number of bone metastases HR and P-values Calculated from Cox model Adjusted for PSA and LDH 2 sided p-values Log rank as sensitivity analysis Analyses Interim: one Final: p < 0.043 required for statistical significance P. 4

Eligibility Criteria Metastatic castrate resistant prostate cancer Life expectancy of at least 6 months Serum PSA ^ 5.0 ng/mL Castrate level of testosterone (< 50 ng/dL) achieved via medical or surgical castration Adequate hematologic, renal, and liver function Negative serology for HIV 1 & 2, HTLV-1, and Hepatitis B & C P. 5

Patient Demographics and Baseline Characteristics Sipuleucel-T (N = 341) Placebo (N = 171) Age, median yrs (range) 72 (49 - 91) 70 (40 - 89) Race, white (%) 89.4 91.2 ECOG status, 0 (%) 82.1 81.3 Gleason Score ^ 7 (%) 75.4 75.4 Disease localization Bone only (%) 50.7 43.3 Soft tissue only (%) 7.0 8.2 Bone & soft tissue (%) 41.9 48.5 >10 bone mets (%) 42.8 42.7 Bisphosphonate use 48.1 48.0 Prior docetaxel (%) 15.5 12.3 P. 6

Baseline Median Laboratory Values Sipuleucel-T (N = 341) Placebo (N = 171) Serum PSA, ng/mL 51.7 47.2 Serum PAP, U/L 2.7 3.2 Alk. Phosphatase, U/L 99.0 109.0 Hemoglobin, g/dL 12.9 12.7 LDH, U/L 194.0 193.0 WBC, 103/µL 6.2 6.0 P. 7

IMPACT Overall Survival: Primary Endpoint Intent-to-Treat Population P = 0.032 (Cox model) HR = 0.775 [95% CI: 0.614, 0.979] Median Survival Benefit = 4.1 Mos. 0 6 12 18 24 30 36 42 48 54 60 66 0 25 50 75 100 Placebo (n = 171) Median Survival: 21.7 Mos. PROVENGE (n = 341) Median Survival: 25.8 Mos. Percent Survival Survival (Months) P. 8

Overall Survival Summary Survival Percentiles (months) Survival Percentiles (months) Survival Percentiles (months) N 75% 50% 25% Sipuleucel-T 341 15.1 25.8 41.3 Placebo 171 11.0 21.7 35.6 % Survival (K-M estimates) % Survival (K-M estimates) % Survival (K-M estimates) 24 Mos. 36 Mos. 48 Mos. Sipuleucel-T 52.1 31.7 20.5 Placebo 41.2 23.0 16.0 P. 9

Survival Consistency Between Population Subsets 0.0 0.5 1.0 1.5 Below Median Hemoglobin: Above Median Below Median Alkaline Phos: Above Median Below Median LDH: Above Median Below Median PSA: Above Median Below Median Age: Above Median 0 ECOG Performance Status: 1 Bone + Soft Tissue Disease Localization: Single 10 £ No. Bone Metastases: > 10 3 £ 4 3 Primary Gleason Grade: No Bisphosphonate Use: Yes Favors sipuleucel-T Hazard Ratio (95% Confidence Interval) P. 10

Survival Results Confirmed by Multiple Sensitivity Analyses 0.0 0.5 1.0 1.5 0.775 0.766 0.763 0.772 Favors sipuleucel-T P = 0.032 Primary Model (Adj. for PSA, LDH) Unadjusted/Log Rank P = 0.023 Adjusted for Docetaxel Use and Timing P = 0.036 P = 0.036 PCa-Specific Survival Hazard Ratio (95% Confidence Interval) P. 11

Time to Objective Disease Progression Secondary endpoint Result Independent radiologic review HR=0.951 (95% CI: 0.77,1.17); P=0.628 (log rank) Consistent with other trials in advanced prostate cancer Difficult endpoint to measure reliably and doesn't correlate with overall survival P. 12

Most Common Adverse Events (^ 5%) Higher Rate in sipuleucel-T (p ^ 0.05) Preferred Term Sipuleucel-T N = 338 % Placebo N = 168 % Chills 54.1 12.5 Pyrexia (fever) 29.3 13.7 Headache 16.0 4.8 Influenza-like illness 9.8 3.6 Hypertension 7.4 3.0 Hyperhydrosis 5.3 0.6 P. 13

Serious Adverse Events* Safety Population SAE Preferred Term Sipuleucel-T N=338 % Placebo N=168 % Any SAE 24.0 23.8 Pyrexia 1.8 0.6 Cerebrovascular accident 1.8 1.8 Pulmonary embolism 1.2 0.0 Spinal cord compression 1.2 1.2 Nausea 0.9 1.2 Atrial fibrillation 0.9 0.6 Dehydration 0.9 0.6 Cardiac failure congestive 0.6 1.2 Pneumonia 0.6 1.2 Hematuria 0.6 1.2 Deep vein thrombosis 0.3 1.8 Renal failure acute 0.3 2.4 *Occurring in ^ 4 patients P. 14

Consistency Across Phase 3 Studies D9901* (N = 127) D9902A* (N = 98) IMPACT ** (N = 512) Hazard Ratio p-value 0.586 p = 0.010 0.786 p = 0.331 0.775 p = 0.032 Median Survival Benefit (months) 4.5 3.3 4.1 36-Month survival (%) sipuleucel-T placebo 34% 11% 32% 21% 32% 23% *Unadjusted Cox model & log rank **Cox model adjusted for PSA and LDH Integrated** (N=737) 0.735 p < 0.001 3.9 33% 20% P. 15

Conclusions of IMPACT Study First active immunotherapy to demonstrate improvement in overall survival for advanced prostate cancer Highly favorable benefit to risk profile Short duration of therapy Potential to create new treatment paradigm in oncology Validates potential to apply platform across different cancers P. 16

Nasdaq: DNDN Dendreon has the potential to fundamentally change the way cancer is treated